Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

650.965.6042 or bfrymire@cybersource.com

CyberSource Announces Third Quarter 2006 Financial Results

MOUNTAIN VIEW, Calif. – October 18, 2006 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its third quarter ended September 30, 2006.

•	Revenue in the third quarter was $17.4 million, a 39% increase over the same period last year.

•	Net income for the third quarter was $0.3 million on a GAAP basis compared to $1.6 million for the third quarter of the prior year. Non-GAAP net income, which excludes stock-based compensation expense, the non-cash portion of the tax provision, depreciation and amortization expense, and other non-recurring charges and income was $2.2 million compared to $1.8 million for the third quarter of the prior year. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements.

•	GAAP earnings per share for the third quarter was $0.01 compared to $0.05 in the same period last year. Non-GAAP earnings per share for the third quarter was $0.06 compared to $0.05 in the same period last year.

•	Transaction volumes increased to a record 203.9 million during the quarter, a 28% increase over the 159.5 million transactions processed in the same period last year.

•	CyberSource added approximately 1,600 new customers in the third quarter of 2006.

Third quarter 2006 financial results

Revenue

•	CyberSource’s third quarter revenue was $17.4 million, consistent with prior guidance and a 39% increase compared to $12.5 million in the same period last year.

Gross profit

•	GAAP gross profit was $8.6 million, above prior guidance of $8.3 million.

•	Non-GAAP gross profit was $9.1 million, above prior guidance of $8.6 million.

Operating expenses

•	GAAP operating expenses were $8.8 million, below the company’s prior guidance of $9.4 million.

•	Non-GAAP operating expenses were $7.5 million, below the company’s prior guidance of $8.0 million.

Net income

•	GAAP net income was $0.3 million, above prior guidance of a net loss of $0.3 million.

•	Non-GAAP net income was $2.2 million, above prior guidance of $1.2 million.

Earnings per share

•	GAAP earnings per share was $0.01, above prior guidance of $0.01 loss per share.

•	Non-GAAP earnings per share was $0.06, above prior guidance of $0.03.

Balance sheet

•	Cash, cash equivalents, and short-term investments at the end of the third quarter of 2006 were $54.5 million, compared to $50.6 million at the end of the second quarter. The increase includes $1.2 million cash received from employee stock option exercises.

Cash flow

•	Cash flow from operating activities was $3.4 million during the three months ended September 30, 2006, compared to $1.3 million during the same period last year.

Nine-month financial highlights

•	Revenue for the nine-month period ended September 30, 2006 was $49.3 million compared to $35.6 million for the same period last year, an increase of 39%.

•	GAAP net income was $2.0 million or $0.05 per share for the nine months ended September 30, 2006, compared to $4.0 million or $0.11 per share for the same period last year.

•	Non-GAAP net income was $7.2 million or $0.19 per share for the nine months ended September 30, 2006, compared to $4.6 million or $0.13 per share for the same period last year.

•	Cash flow from operating activities was $8.3 million during the nine months ended September 30, 2006, compared to $2.6 million during the same period last year.

Other developments during the quarter

•	CyberSource signed approximately 1,600 new customers in the third quarter, including: 1-800-Petmeds, American Girl, the Art Institute of Chicago, Avalanche LLC, Hearst Communications, and Seagate Technology. Net new customers added this quarter increased the company’s total customer count to over 16,000.

•	Existing customers that added new services or renewed agreements during the quarter include: British Airways, BMG Columbia House, LOT Polish Airways, Match.com, Nike, Polycom, and Princeton Review.

•	Approximately 150 customers selected CyberSource for merchant acquiring account services during the quarter. CyberSource now has approximately 1,400 acquiring customers.

•	CyberSource UK customers processed a record 34.1 million transactions in the third quarter of 2006.

•	On August 9, 2006, the company announced a new level of sophistication for its Internet protocol (IP) geolocation capabilities. Geolocation, the process of evaluating the location of incoming online orders, has long been a component of the fraud score CyberSource provided to its customers. Now, merchants using CyberSource Decision Manager can view the customer’s actual country, state (province, county, etc.), and city to help them determine the legitimacy of an order. The enhanced service also detects the Internet facility being used.

•	CyberSource launched its Fast Track Payment Security Review on September 26, 2006. This on-site review provides merchants with a one week examination of the security around their payment environment. The resulting report documents the merchant’s payment security status and details required steps to speed compliance with Payment Card Industry Data Security Standard (PCI) guidelines. It recommends best practice approaches for PCI compliance, including the most recently released PCI data Security Standard v1.1, for enhancement of payment security processes and management.

Guidance for the fourth quarter and full year 2006:

CyberSource is providing guidance for the fourth quarter of 2006 and for the full year 2006 based on information available as of October 18, 2006.

•	For the fourth quarter, ending December 31, 2006: Total revenue is expected to be $19.8 million.

Transaction and support revenue is expected to be $18.3 million, of which $0.2 million is from BidPay. Enterprise software revenue is expected to be $0.7 million and professional services revenue is expected to be $0.8 million. GAAP gross profit is expected to be $9.4 million, while GAAP operating expenses are expected to be $9.3 million. GAAP net income for the fourth quarter is expected to be $0.4 million or $0.01 per share based on a weighted average share count of 37.5 million shares. Non-GAAP net income for the fourth quarter is expected to be $2.5 million and non-GAAP earnings per share is expected to be $0.07 based on a weighted average share count of 37.5 million shares.

•	For the full year 2006: Total revenue is expected to be $69.1 million, GAAP gross profit is expected to be $35.1 million, and GAAP operating expenses are expected to be $33.8 million. GAAP net income for 2006 is expected to be $2.4 million or $0.06 per share, compared to prior guidance of $1.8 to $2.2 million or $0.05 to $0.06 per share. GAAP earnings per share is based on a weighted average share count of 37.5 million shares. Guidance does not take into account any further reductions in the company’s valuation allowance against its deferred tax asset, which would result in a tax benefit during the period of the reduction. CyberSource will continue to evaluate whether a further reduction is appropriate. Non-GAAP net income for the full year 2006 is expected to be $9.7 million or $0.26 per share. This is above prior guidance of $9.0 to $9.5 million or $0.24 to $0.25 per share. Non-GAAP earnings per share is based on a weighted average share count of 37.5 million shares.

Public call/web cast details

CyberSource will host a public conference call today, October 18, 2006, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the third quarter results. The call can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through October 28, 2006.

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 7821939.

A taped replay of this call will be available through October 28, 2006. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 7821939.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 16,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision resulting from the Q4 2005 reduction in the company’s deferred tax asset valuation allowance, depreciation and amortization expense, and other non-recurring charges and income. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense and as a result, is not able to provide a reconciliation of GAAP and Non-GAAP financial measures for forward-looking data. The company intends to calculate the various Non-GAAP financial measures in future periods consistent with the methodology used in the three and nine months periods ended September 30, 2006, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 10, 2006, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2006 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Bidpay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Transaction and support	$15,928	$10,844	$44,034	$29,858
Enterprise software	738	747	2,285	2,998
Professional services	693	938	3,022	2,745

Total revenues	17,359	12,529	49,341	35,601
Cost of revenues:
Transaction and support	8,353	4,575	21,859	12,128
Enterprise software	58	163	172	664
Professional services	362	548	1,591	1,446

Total cost of revenues	8,773	5,286	23,622	14,238

Gross profit	8,586	7,243	25,719	21,363

Operating expenses:
Product development	2,433	1,919	6,816	5,857
Sales and marketing	3,740	2,632	10,639	8,176
General and administrative	2,585	1,408	7,084	4,109

Total operating expense	8,758	5,959	24,539	18,142

Income from operations	(172)	1,284	1,180	3,221
Other income	—	—	400	—
Interest income, net	632	363	1,668	900

Income before taxes	460	1,647	3,248	4,121

Income tax provision	174	19	1,297	72

Net income	286	$1,628	1,951	$4,049

Basic net income per share	$0.01	$0.05	$0.06	$0.12

Diluted net income per share	$0.01	$0.05	$0.05	$0.11

Weighted average number of shares used in computing basic net income per share	34,764	33,523	34,534	33,338

Weighted average number of shares used in computing diluted net income per share	37,945	36,092	37,337	35,720

Non-GAAP Financial Measures:
Gross profit	$9,056	$7,389	$26,873	$21,715
Operating expenses	7,466	5,893	21,236	17,907
Net income	2,212	1,840	7,232	4,636
Basic net income per share	0.06	0.06	0.21	0.14
Diluted net income per share	$0.06	$0.05	$0.19	$0.13

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
GAAP gross profit	$8,586	$7,243	$25,719	$21,363
Add FAS123R expense	145	—	401	—
Add depreciation expense	290	146	701	352
Add amortization of intangible assets	35	—	52	—

Non-GAAP gross profit	9,056	7,389	26,873	21,715

GAAP operating expenses	8,758	5,959	24,539	18,142
Less FAS123R expense	1,193	—	2,995	—
Less depreciation expense	85	66	281	235
Less amortization of intangible assets	14	—	27	—

Non-GAAP operating expenses	7,466	5,893	21,236	17,907

GAAP net income	286	1,628	1,951	4,049
Add FAS123R expense	1,338	—	3,396	—
Add depreciation expense	375	212	982	587
Add amortization of intangible assets	49	—	79	—
Add non-cash tax provision	164	—	1,224	—
Less settlement proceeds*	—	—	(400)	—

Non-GAAP net income	2,212	1,840	7,232	4,636

GAAP basic net income per share	0.01	0.05	0.06	0.12
Add FAS123R expense	0.04	—	0.10	—
Add depreciation expense	0.01	0.01	0.03	0.02
Add amortization of intangible assets	—	—	—	—
Add non-cash tax provision	—	—	0.03	—
Less settlement proceeds*	—	—	(0.01)	—

Non-GAAP basic net income per share	0.06	0.06	0.21	0.14

GAAP diluted net income per share	0.01	0.05	0.05	0.11
Add FAS123R expense	0.04	—	0.09	—
Add depreciation expense	0.01	—	0.03	0.02
Add amortization of intangible assets	—	—	—	—
Add non-cash tax provision	—	—	0.03	—
Less settlement proceeds*	—	—	(0.01)	—

Non-GAAP diluted net income per share	$0.06	$0.05	$0.19	$0.13

*	In April 2006, CyberSource received $400,000 as consideration for dismissing a lawsuit that CyberSource filed against CardSystems Solutions, Inc. in October 2005.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$21,634	$14,383
Short-term investments	32,816	32,618
Accounts receivable, net	8,307	8,592
Prepaid expenses and other current assets	1,783	2,843
Deferred income taxes	2,183	3,192

Total current assets	66,723	61,628

Property and equipment, net	3,441	2,542
Intangible assets, net	2,910	—
Other noncurrent assets	2,009	1,157

Total assets	$75,083	$65,327

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$639	$519
Other accrued liabilities	5,736	5,944
Deferred revenue	2,148	1,931

Total current liabilities	8,523	8,394

Deferred tax liability	1,218	—

Total stockholders’ equity	65,342	56,933

Total liabilities and stockholders’ equity	$75,083	$65,327

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$286	$1,628	$1,951	$4,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	424	212	1,061	587
Stock-based compensation	1,338	—	3,396	—
Changes in operating assets and liabilities:
Accounts receivable	169	(357)	285	(383)
Prepaid expenses and other current assets	(106)	(54)	1,060	(773)
Deferred income taxes	169	—	1,229	—
Other noncurrent assets	(292)	(285)	(852)	(517)
Accounts payable	157	68	120	186
Accrued liabilities	1,169	44	(208)	(469)
Deferred revenue	89	85	216	(72)

Net cash provided by operating activities	3,403	1,341	8,258	2,608

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(818)	(446)	(1,881)	(1,170)
Acquisition of BidPay.com	—	—	(1,990)	—
Purchases of short-term investments	(20,894)	(16,955)	(40,474)	(49,813)
Maturities of short-term investments	21,439	16,633	40,311	49,156

Net cash used in investing activities	(273)	(768)	(4,034)	(1,827)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,208	1,175	3,981	2,317
Repurchase of common stock	—	—	(1,123)	(2,405)

Net cash provided (used) in financing activities	1,208	1,175	2,858	(88)
Effect of exchange rate changes on cash	3	(22)	169	(163)

Increase in cash and cash equivalents	4,341	1,726	7,251	530
Cash and cash equivalents at beginning of period	17,293	11,856	14,383	13,052

Cash and cash equivalents at end of period	$21,634	$13,582	$21,634	$13,582